                                                                      EXHIBIT 11

                           TOMMY HILFIGER CORPORATION
                  COMPUTATION OF NET INCOME PER ORDINARY SHARE

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              NINE MONTHS ENDED              THREE MONTHS ENDED
                                                              -----------------              ------------------
                                                                 DECEMBER 31,                   DECEMBER 31,
                                                            ---------------------            ------------------
                                                             1998            1997           1998              1997
                                                             ----            ----           ----              ----
FINANCIAL STATEMENT PRESENTATION

BASIC

Weighted average shares outstanding                          45,807          37,333         46,944           37,387
                                                           ========         =======        =======          =======

Net Income                                                 $127,484         $85,782        $57,759          $36,381
                                                           ========         =======        =======          =======

Per share amount                                           $   2.78         $  2.30        $  1.23          $   .97
                                                           ========         =======        =======          =======

DILUTED

Weighted average shares outstanding                          45,807          37,333         46,944           37,387

Net effect of dilutive stock options based on the
 treasury stock method using average
 market price                                                   488             585            334              511
                                                           --------         -------        -------          -------

Total                                                        46,295          37,918         47,278           37,898
                                                           ========         =======        =======          =======

Net Income                                                 $127,484         $85,782        $57,759          $36,381
                                                           ========         =======        =======          =======

Per share amount                                           $   2.75         $  2.26        $  1.22          $   .96
                                                           ========         =======        =======          =======